UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

PureCycle Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 North Orange Avenue, Suite 106 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Agreement

PureCycle Technologies, Inc. (the “Company”) is party to that certain Credit Agreement (as amended, the “Revolving Credit Agreement”) dated as of March 15, 2023, with PureCycle Technologies Holdings Corp., PureCycle Technologies, LLC, PureCycle Augusta, LLC and PureCycle (Thailand) Company Limited (collectively, the “Guarantors”), Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund (collectively, the “Lenders”), and Kroll Trustee Services (HK) Limited (the “Administrative Agent” and “Security Agent”), providing the Company with a revolving credit facility pursuant to which the Company can borrow up to $200 million (the “Revolving Credit Facility”). On June 10, 2026, the Company, the Guarantors, the Administrative Agent, the Security Agent and the Lenders executed a Limited Consent and Eleventh Amendment to Credit Agreement (“Eleventh Amendment to Credit Agreement”), which amends the Revolving Credit Agreement to, among other things, (i) permit the Offerings (as defined below) and (ii) remove as secured obligations certain obligations in respect of the Company’s Series A Preferred Stock, par value $0.001 per share, Series C Warrants and Pre-Funded Warrants, in each case, owed by Sylebra Capital Management and/or its affiliates. The Lenders and their affiliates are greater than 5% beneficial owners of the Company.

The foregoing description of the Eleventh Amendment to Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On June 10, 2026, the Company issued a press release announcing the Company’s intention to offer, subject to market conditions and other factors, $250.0 million aggregate principal amount of its convertible senior notes due 2032 and $145.0 million of shares of its common stock, par value $0.001 per share, in concurrent underwritten public offerings (together, the “Offerings”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Offerings and related transactions described herein, the Company is filing certain updated risk factors disclosures applicable to its business for the purpose of updating disclosures contained in the Company’s prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 26, 2026. The updated risk factors are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Eleventh Amendment to Credit Agreement, dated as of June 10, 2026, among PureCycle Technologies, Inc. as the Borrower, PureCycle Technologies, LLC, PureCycle Technologies Holdings Corp., PureCycle Augusta, LLC and PureCycle (Thailand) Company Limited, as Guarantors, Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund, the Lenders, and Kroll Trustee Services (HK) Limited, as Administrative Agent and as Security Agent.

99.1	Press Release of PureCycle Technologies, Inc. dated June 10, 2026.

99.2	Risk Factors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.

June 10, 2026	By: /s/ Donald Carpenter
Name: Donald Carpenter
Title: Chief Financial Officer